UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

EDISON INTERNATIONAL
(Exact name of registrant as specified in its charter)

California	001-9936	95-4137452
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2244 Walnut Grove Avenue
(P.O. Box 976)
Rosemead, California 91770
(Address of principal executive offices, including zip code)

(626) 302-2222
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                          ☐

Item 1.01    Entry into a Material Definitive Agreement
On March 20, 2020, to enhance financial flexibility, Edison International entered into a Term Loan Credit Agreement (the "Term Loan Agreement") with the lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Citibank, N.A., as Syndication Agent. The Term Loan Agreement provides for a $800 million term loan facility that matures on March 19, 2021. Edison International requested a borrowing of the full amount of the term loan on March 23, 2020. The term loan may be prepaid in whole or in part without any premium or penalty. Edison International expects to use the proceeds of the term loan for general corporate purposes, which may include the repayment of debt, including senior notes. The term loan bears interest at either a Eurodollar rate or a base rate plus a margin of 1.125% or 0.125%, respectively. The Term Loan Agreement contains customary representations and warranties, covenants and events of default and has one financial covenant, requiring that Edison International maintain at the end of each quarter a ratio of consolidated total recourse indebtedness to consolidated capital at a level that does not exceed 0.70 to 1.0.
The lenders that are a party to the Term Loan Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for Edison International and certain of its subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses. In addition, each of the lenders party to the Term Loan Agreement are lenders under the $1.5 billion revolving credit facility of Edison International and the $3.0 billion revolving credit facility of its subsidiary, Southern California Edison, and the administrative agent under the Term Loan Agreement is the administrative agent under each such revolving credit facility.

The foregoing descriptions is qualified in its entirety by reference to the full text of the Term Loan Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See Item 1.01.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit No.	Description

10.1
Term Loan Credit Agreement, dated as of March 20, 2020, among Edison International, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and Citibank, N.A., as syndication agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: March 23, 2020